Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PSEG Power LLC (the "Company"), PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC on Form S-4 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey

August 8, 2002